Exhibit 99.3

Independent Auditors’ Report

To the Board of Directors and Stockholder of Pet Lane, Inc.

We have audited the accompanying balance sheets of Pet Lane, Inc. (a Delaware corporation) (the “Company”) as of December 31, 2009 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of Pet Lane, Inc. as of December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/  Comyns, Smith, McCleary & Deaver, LLP

Lafayette, California

September 30, 2010

PET LANE, INC.

BALANCE SHEETS

	December 31,
	2008	2009
ASSETS

Total Assets	$—	$—

LIABILITIES AND EQUITY

Total Liabilities and Equity	$—	$—

See notes to balance sheets.

PET LANE, INC.

NOTES TO BALANCE SHEETS

1.     DESCRIPTION OF BUSINESS

Pet Lane, Inc. (the “Company”) is a Delaware corporation and has no assets, liabilities, or any operations for the periods presented as a result of a carve-out of its historical financial statements from its parent, Pet Lane International, Inc.  (see Note 4).  The Company is the record owner of BabyCare Ltd., a limited liability company incorporated in the People’s Republic of China, by virtue of a trust agreement.

2.     BASIS OF PRESENTATION

The Company’s balance sheets include the accounts of Pet Lane, Inc. While the Company is the record owner of BabyCare Ltd., the accounts of BabyCare Ltd. are included in the consolidated financial statements of BabyCare Holdings, Ltd., the sole beneficial owner.  The accompanying balance sheets have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  Separate statements of operations and comprehensive income, changes in equity and cash flows have not been presented because the Company has had no financial activity for the periods presented.

3.     RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the Financial Accounting Standards Board (“FASB”) issued “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (the “Codification”). The Codification became the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernment entities. It also modified the U.S. GAAP hierarchy to include only two levels of U.S. GAAP; authoritative and non-authoritative. The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Therefore, the Company’s management adopted the Codification for the reporting as of December 31, 2009. The adoption did not have a significant impact on the reporting of the Company’s financial position.

4.     SUBSEQUENT EVENTS

On August 10, 2010, the shareholders of the Company agreed to exchange their common shares for shares of Pet Lane International, Inc.

As part of a transaction that is integrated with the August 10, 2010 exchange of Pet Lane International, Inc. shares, on August 16, 2010, the Company’s stockholder and board of directors entered into a Distribution, Assignment and Assumption Agreement under which all assets and liabilities of the Company were distributed to Pet Lane International, Inc. except for a Trust Agreement and Management Service Agreement with YaoLan Ltd. and BabyCare Holdings, Ltd., (the “Trust Agreement”) which had no cost basis and therefore was not previously reported on the Company’s balance sheets.

Immediately following the above described transactions, Pet Lane International, Inc. became the sole shareholder of the Company and in its carved-out financial statements, the Company’s only asset is the aforementioned Trust Agreement.  As a result of these transactions and for each balance sheet date presented, the Company had issued and outstanding 100 shares of common stock ($.001 par value).  Because all assets and liabilities were distributed to Pet Lane International, Inc. except for the Trust Agreement, which had no cost basis, the Company’s balance sheets reflect a net equity position of zero. The Company’s financial statements have been accounted for in accordance with U.S. GAAP in a manner similar to a reverse spin off.

On August 16, 2010, the Company was acquired by USANA Health Sciences Inc. (“USANA”). As a result of USANA’s acquisition of the Company and BabyCare Holdings, Ltd, USANA indirectly became both the record and beneficial owner of BabyCare Ltd.

For the purposes of the accompanying balance sheets, subsequent events have been reviewed through September 30, 2010, which represents the date the balance sheets were available to be issued.